Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Third Quarter Results

Overland Park, KS, Oct. 23, 2007 — Waddell & Reed Financial, Inc. (NYSE: WDR) reported third quarter net income of $32.0 million, or $0.39 per diluted share compared to net income of $29.7 million, or $0.36 per diluted share in the second quarter and net income of $24.6 million, or $0.30 per diluted share in last year’s third quarter.

Operating revenues of $211 million increased 5% sequential quarterly and 18% compared to last year’s third quarter.  The operating margin was 23.2% during the quarter, compared to 23.8% during the second quarter and 21.5% during last year’s comparable period.  The 60 basis point sequential decline in operating margin was largely due to exceptional sales growth in our Wholesale channel.  Although we experience cost pressure at the point-of-sale, over the life of these assets, the incremental management fees earned should more than offset their acquisition cost.  Compared to the same quarter in 2006, the operating margin improved by 170 basis points as higher management fee revenues provided operating leverage and the absence of a charge taken in last year’s third quarter to resolve the remainder of our legal and regulatory matters.  A line-item discussion of our operating results is included below.

Business Discussion

Investment performance, always competitive, has been strong this year.  Year-to-date, 51% of our equity assets and 40% of our equity funds ranked in the top decile of their Lipper universe while 80% of our equity assets and 60% of our equity funds ranked in the top quartile.  On a three-year basis, 47% of our equity assets and 38% of our equity funds ranked in the top decile while 62% of our equity assets and 56% of our equity funds ranked in the top quartile.  Our strong investment performance record is supporting record sales.

Sales during the quarter — gross and net — were the highest for any three-month period in our history.  Company-wide, gross sales of $3.7 billion increased 36% sequentially and 68% compared to last year’s third quarter.  Net sales of $1.5 billion were twice as high as the previous quarter and more than three times higher than the third quarter of 2006.  Net flows during the quarter represented an annualized organic growth rate of 13%.  At the end of September, assets under management were $59.4 billion, also an all-time high.

Advisors channel

Our Advisors channel continues to experience steady progress.  Quarterly gross sales of $902 million were 4% higher than the second quarter and 19% higher than those of the same period in 2006.  Net sales saw considerable improvement during the quarter as outflows were reduced to $20 million compared to $161 million during the previous quarter and $47 million during the third quarter of 2006.

As a result of greater emphasis on recruiting, we added a net of 98 advisors to our sales force during the quarter.  At 2,273, our advisor headcount is now up from the beginning of the year.

Advisor productivity fell slightly compared to the second quarter of 2007 due largely to the increase in headcount.  Compared to last year’s third quarter, productivity improved as a result of our continued focus on this important metric.

Wholesale channel

Our Wholesale channel posted very significant growth.  Gross sales of $2.5 billion during the quarter rose 47% and 130% compared to the second quarter of 2007 and third quarter of 2006, respectively.  Net sales of $1.8 billion were 68% and 213% higher than those of the second quarter of 2007 and third quarter of 2006, respectively.  The daily sales run rate is accelerating and the proportion of sales going to Waddell & Reed-managed products continues to increase.

Institutional channel

Gross sales of $282 million during the quarter increased 106% compared to the second quarter but 18% lower when compared to the same period in 2006.  Net outflows were $260 million.  During our second quarter’s earnings call, we announced that we had received a notice of withdrawal from one of our institutional clients.  We expected a liquidation of approximately $300 million; however, the actual redemption was for $133 million.

Management commentary

“Never during our company’s 70-year history have we experienced a period of growth equal to that of this past quarter,” said Hank Herrmann, Chief Executive Officer of Waddell & Reed Financial, Inc.  “Our Wholesale channel is garnering assets at an unprecedented pace.  This rate of growth is gratifying and has accelerated further in October.”

Management Fee Revenue Analysis

On a sequential quarter basis, revenues had the benefit of one extra day.  The effective management fee fell slightly to 68.0 basis points compared to 68.4 basis points earned during the second quarter.

Compared to last year’s third quarter, revenue growth lagged the growth in average assets under management as a result of the fee reduction mandated on certain mutual funds by a regulatory settlement that became effective on October 1, 2006.  The effective management fee rate during last year’s third quarter was 69.2 basis points.

Underwriting and Distribution Analysis

Advisors channel

The product sales mix-shift continues from our new MAP and MAP Plus products that were introduced in the second quarter.  On a sequential quarter basis, revenues remained almost unchanged as higher variable annuity sales volume and asset-based fees were offset by lower front-load mutual fund sales.  Direct expenses dropped slightly on lower front-load mutual fund sales volume while indirect expenses rose slightly due to higher sales program and healthcare-related costs.  The second quarter included adjustments for favorable healthcare claims experience.

Compared to last year’s third quarter, revenues increased on a combination of higher asset-based fees and variable annuity sales volume.  This increase was partially offset by lower front-load mutual fund sales volume.  Direct expenses rose in close correlation to the increase in sales volume while the increase in indirect expenses can be attributed to compensation costs for support personnel.

Wholesale channel

Sequentially, the increase in revenues is attributable largely to higher asset-based service and distribution fees, driven by higher average assets under management.  Direct expenses increased on higher sales volume while indirect expenses remained unchanged.

Compared to last year’s third quarter, revenues increased largely on higher service and distribution fees and to a lesser extent, higher sales volume at Legend.  Direct expenses increased on higher sales volume while indirect expenses increased on higher marketing, business travel and compensation costs.

Operating Expense Analysis

On a sequential quarterly basis, the increase in operating expenses is attributable largely to higher underwriting and distribution costs (discussed above).  The increase in general and administrative expenses was due to higher legal costs and fund-related expenses.  Subadvisory costs rose on higher levels of subdavised assets under management.

Compared to last year’s third quarter, operating expenses rose on higher underwriting and distribution costs (discussed above) and to a lesser extent, higher subadvisory and compensation and related costs.  Subadvisory costs increased on higher levels of subadvised assets under management while compensation and related costs rose due to a combination of higher headcount, annual compensation increases and higher incentive and share-based compensation costs.  Last year’s third quarter included an adjustment which lowered share-based compensation.  Partially offsetting these increases were lower general and administrative costs.

For the quarter ended September 30, 2007, subadvised average assets under management were $10.9 billion, compared to $10.1 billion and $7.3 billion for the second quarter of 2007 and third quarter of 2006, respectively.

Other

Investment and other income rose compared to both the second quarter and last year’s third quarter.  Compared to the second quarter, the increase is largely due to a gain on the sale of available-for-sale mutual funds investments and higher earnings on trading securities.    Compared to last year’s third quarter, the increase is due to a write down of other investment in 2006, higher earnings on trading securities and increased gains on the sale of securities. These were partially offset by lower earnings from lower average balances on our commercial paper holdings.

Balance Sheet Information

Cash and cash equivalents and investment securities are $299 million (including $93 million held for the exclusive benefit of customers in compliance with federal securities industry regulations).  We have no short-term outstanding borrowings against our money market loan program or our $200 million credit facility.

Stockholders’ equity is $259 million and there are 83.4 million shares outstanding.  During the quarter, we repurchased 524,600 shares of common stock in the open market at an aggregate cost of $12.5 million.  During the first nine months of 2007, we repurchased a total of 2.2 million shares at an aggregate cost of $54.4 million.

Unaudited Schedule of Operating Data

(Amounts in thousands, except for per share data)	2006				2007
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$74,049	$78,190	$77,955	$81,331	$82,860	$89,383	$94,806
Underwriting and distribution fees	77,012	80,494	77,908	82,044	84,016	88,556	92,168
Shareholder service fees	22,009	22,627	22,719	22,317	22,623	23,347	23,678
Total operating revenues	173,070	181,311	178,582	185,692	189,499	201,286	210,652
Operating Expenses:
Underwriting and distribution	84,754	91,545	87,927	92,313	94,397	99,528	105,604
Compensation and related costs	28,942	27,076	25,767	28,315	26,932	28,312	28,760
General and administrative	10,246	64,982	15,539	9,839	10,083	11,840	12,745
Subadvisory fees	6,549	7,599	7,960	8,650	9,215	10,638	11,459
Depreciation	2,853	2,956	2,970	2,945	3,043	3,062	3,167
Goodwill impairment	-	20,000	-	-	-	-	-
Total operating expenses	133,344	214,158	140,163	142,062	143,670	153,380	161,735
Operating Income:	39,726	(32,847)	38,419	43,630	45,829	47,906	48,917
Investment and other income	2,264	2,144	2,960	5,131	2,480	2,609	4,831
Interest expense	(3,254)	(2,984)	(3,048)	(2,941)	(2,984)	(2,982)	(2,984)
Income before taxes	38,736	(33,687)	38,331	45,820	45,325	47,533	50,764
Provision for taxes	14,144	(665)	13,740	15,869	16,598	17,827	18,797
Net Income	$24,592	$(33,022)	$24,591	$29,951	$28,727	$29,706	$31,967
Net income per share- diluted	0.30	(0.40)	0.30	0.36	0.35	0.36	0.39
Weighted average shares outstanding - diluted	82,943	81,570	83,171	83,169	82,803	82,323	82,099
Operating margin	23.0%	-18.1%	21.5%	23.5%	24.2%	23.8%	23.2%

Underwriting and Distribution

(Amounts in thousands)	2006				2007
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Revenues	$56,280	$57,724	$54,398	$56,911	$56,807	$57,839	$57,728
Expenses
Direct	38,468	40,736	37,323	38,053	39,340	40,173	39,539
Indirect	19,866	21,523	19,899	21,050	20,775	20,057	21,145
Total expenses	$58,334	$62,259	$57,222	$59,103	$60,115	$60,230	$60,684
Margin	-3.6%	-7.9%	-5.2%	-3.9%	-5.8%	-4.1%	-5.1%
Wholesale Channel (Third-Party)
Revenues	$7,909	$9,468	$10,465	$11,446	$12,968	$15,609	$19,271
Expenses
Direct	11,091	12,708	14,722	15,671	16,951	20,025	25,340
Indirect	3,832	4,917	4,222	5,295	5,001	6,158	6,304
Total expenses	$14,923	$17,625	$18,944	$20,966	$21,952	$26,183	$31,644
Wholesale Channel (Legend)
Revenues	$12,823	$13,302	$13,045	$13,687	$14,241	$15,108	$15,169
Expenses
Direct	8,654	8,992	8,855	9,181	9,478	10,165	10,158
Indirect	2,843	2,669	2,906	3,063	2,852	2,950	3,118
Total expenses	$11,497	$11,661	$11,761	$12,244	$12,330	$13,115	$13,276
Consolidated Total
Revenues	$77,012	$80,494	$77,908	$82,044	$84,016	$88,556	$92,168
Expenses
Direct	58,213	62,436	60,900	62,905	65,769	70,363	75,037
Indirect	26,541	29,109	27,027	29,408	28,628	29,165	30,567
Total expenses	$84,754	$91,545	$87,927	$92,313	$94,397	$99,528	$105,604

Changes in Assets Under Management

	2006				2007
(Amounts in millions)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Beginning assets	$27,188	$28,630	$28,361	$28,552	$29,905	$30,427	$32,153
Sales (net of commissions)	843	847	759	767	783	866	902
Redemptions	(849)	(810)	(806)	(860)	(915)	(1,027)	(922)
Net sales	(6)	37	(47)	(93)	(132)	(161)	(20)
Net exchanges	(64)	(40)	(38)	(52)	(39)	(46)	(67)
Reinvested dividends & capital gains	48	112	64	8	65	108	80
Net flows	(22)	109	(21)	(137)	(106)	(99)	(7)
Market action	1,464	(378)	212	1,490	628	1,825	1,923
Ending assets	$28,630	$28,361	$28,552	$29,905	$30,427	$32,153	$34,069

Wholesale Channel
Beginning assets	$6,729	$8,227	$8,952	$9,483	$10,819	$11,996	$14,247
Sales (net of commissions)	1,151	1,175	1,088	1,127	1,300	1,703	2,500
Redemptions	(348)	(505)	(513)	(549)	(596)	(635)	(701)
Net sales	803	670	575	578	704	1,068	1,799
Net exchanges	60	38	37	50	37	45	65
Reinvested dividends & capital gains	10	25	10	(29)	12	35	18
Net flows	873	733	622	599	753	1,148	1,882
Market action	625	(8)	(91)	737	424	1,103	1,276
Ending assets	$8,227	$8,952	$9,483	$10,819	$11,996	$14,247	$17,405

Institutional Channel
Beginning assets	$7,946	$7,995	$7,688	$7,578	$7,677	$7,315	$7,564
Sales (net of commissions)	172	222	345	229	353	137	282
Redemptions	(450)	(369)	(404)	(525)	(899)	(319)	(542)
Net sales	(278)	(147)	(59)	(296)	(546)	(182)	(260)
Net exchanges	0	0	0	0	0	0	0
Reinvested dividends & capital gains	29	30	28	24	28	28	24
Net flows	(249)	(117)	(31)	(272)	(518)	(154)	(236)
Market action	298	(190)	(79)	371	156	403	580
Ending assets	$7,995	$7,688	$7,578	$7,677	$7,315	$7,564	$7,908

Consolidated Total
Beginning assets	$41,863	$44,852	$45,001	$45,613	$48,401	$49,738	$53,964
Sales (net of commissions)	2,166	2,244	2,192	2,123	2,436	2,706	3,684
Redemptions	(1,647)	(1,684)	(1,723)	(1,934)	(2,410)	(1,981)	(2,165)
Net sales	519	560	469	189	26	725	1,519
Net exchanges	(4)	(2)	(1)	(2)	(2)	(1)	(2)
Reinvested dividends & capital gains	87	167	102	3	105	171	122
Net flows	602	725	570	190	129	895	1,639
Market action	2,387	(576)	42	2,598	1,208	3,331	3,779
Ending assets	$44,852	$45,001	$45,613	$48,401	$49,738	$53,964	$59,382

Supplemental Information

	2006				2007
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Redemption rates - long term assets
Advisors	9.8%	8.9%	9.0%	9.2%	9.8%	10.0%	8.8%
Wholesale	18.3%	23.1%	21.5%	21.0%	21.0%	18.8%	17.9%
Institutional	22.7%	19.1%	21.4%	27.2%	48.0%	17.0%	28.4%
Total	13.7%	13.4%	13.7%	14.8%	18.4%	13.3%	14.1%

Sales per advisor (000s) (1)
Total	259	269	233	234	252	305	296
2+ Years	395	396	327	336	371	434	439
0 to 2 Years	71	83	72	73	77	102	91
Gross production per advisor (000s)	15.9	15.9	14.8	15.5	16.1	15.9	15.2

Number of advisors	2,299	2,273	2,276	2,255	2,171	2,175	2,273

Number of shareholder accounts (000s)	2,733	2,833	2,833	2,899	2,969	3,047	3,142

Number of shareholder (000s)	646	652	654	657	663	688	696

(1) 1Q 07 figures for sales per advisors were adjusted to be more complete and comparable to 2Q 07

Fund Rankings

	1 Year	3 Years	5 Years
Lipper
Equity funds
Top quartile	48%	56%	37%
Top half	74%	76%	63%

Equity assets
Top quartile	71%	62%	49%
Top half	89%	89%	73%

All funds
Top quartile	46%	47%	29%
Top half	75%	67%	56%

All assets
Top quartile	78%	59%	46%
Top half	90%	85%	71%

MorningStar
% of funds with 4 or 5 stars
Equity funds	44%	54%	20%
All funds	35%	44%	17%

% of assets with 4 or 5 stars
Equity funds	54%	61%	35%
All funds	50%	56%	32%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today, Oct. 23, 2007 at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, CEO, will review our third quarter results.  Live access to the teleconference will be available on the “Corporate” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the call through October 31st.

Website Resources

We invite you to visit the “Corporate” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, Director of Investor Relations, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Advisors channel (our network of financial advisors), our Wholesale channel (encompassing broker/dealer, retirement, registered investment advisors as well as the activities of our Legend subsidiary), and our Institutional channel (including defined benefit plans, pension plans and endowments, as well as the activities of ACF and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds, Inc. and the Ivy Funds portfolios. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds, Inc. and the Ivy Funds portfolios.

Forward-Looking Statements

The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Such differences could be caused by a number of factors including, but not limited to, a risk that the expected benefits from the expansion of our distribution channels may not be as beneficial as anticipated, a drop off in sales or a reduction in net asset flows, increased expenses, unexpected and adverse results of litigation or regulation, governmental investigation, settlements of such investigations and regulatory investigations of the Company, acts of terrorism and/or war, less favorable economic and market conditions including our cost to finance the Company, the risk that the intended results of our changes to long-term incentive compensation may not meet our expectations, and other risks as set out in the reports we have filed with the SEC.  Should one or more of these risks materialize or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  We assume no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.